UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
January 1, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
7555 Irvine Center Drive, Building G
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On January 1, 2011, Local.com Corporation (the “Registrant”) acquired certain technology assets for an undisclosed sum of cash and 7,639 shares of Local.com Corporation common stock. The shares of Local.com Corporation common stock issued in the transaction were not registered under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933.

Item 8.01	Other Events.
On January 6, 2011, the Registrant reported that Rainmaker International, Inc., a former lender to Mr. Heath Clarke, the Registrant’s chairman and chief executive officer, had defaulted on its obligation to return 268,036 shares of the Registrant’s common stock owned by Mr. Clarke and held by it as collateral for a loan that was previously repaid by Mr. Clarke. As a result and notwithstanding that Mr. Clarke reserves all rights to commence an action against Rainmaker International, Inc. to repatriate the shares, Mr. Clarke has filed a Form 4 reporting the involuntary disposition of the unreturned 268,036 shares of common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: January 6, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary